UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Dow Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DOW INC.
2024 ANNUAL MEETING OF STOCKHOLDERS
EXPLANATORY NOTE
This proxy statement supplement (the “Supplement”) dated March 5, 2024, supplements and amends the definitive proxy statement on Schedule 14A (the “2024 Proxy Statement”) filed with the Securities and Exchange Commission on March 1, 2024, for use at the annual meeting of stockholders on April 11, 2024. This Supplement is being filed solely to correct an administrative error in the calculation of the S&P 500 Chemicals Index cumulative TSR returns for 2022 and 2023 reflected in the TSR chart in the Pay Versus Performance disclosure appearing on page 91 of the 2024 Proxy Statement.
PAY VERSUS PERFORMANCE
The TSR chart beneath the heading “Pay
Versus
Performance” on page 91 of the 2
0
24 Proxy Statement is amended and replaced in its entirety as shown below:

Except as specifically
revised
by this Supplement, this Supplement does not amend, revise or update any of the other information set forth in the 2024 Proxy Statement, including the other graphic illustrations set forth in the Pay Versus Performance section of the 2024 Proxy Statement. This Supplement should be read in conjunction
with the 2024 Proxy Statement. From and after the date of this Supplement, any references to the “2024 Proxy Statement” are to the 2024 Proxy Statement as supplemented hereby. In addition, this Supplement does not reflect events occurring after the date of the 2024 Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

2024 | Dow Proxy Statement	Supplement